SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): May 18, 2006

UNIVERCELL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-69686	11-3331350
(Commission File Number)	(IRS Employer Identification No.)

4775 COLLINS AVENUE #705
MIAMI BEACH, FLORIDA 33140
 (Address of Principal Executive Offices)(Zip Code)

(800) 765-2355
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2006 we entered into a definitive Agreement and Plan of Merger with Daytonabrands, Inc (DBI). Daytonabrands is a consumer and OEM products company focusing on the automotive aftermarket and accessories industry. The Company distributes products directly to the consumer via infomercial direct response television (DRTV), internet, national catalog publications and traditional retail channels.

The Agreement and Plan of Merger provides for the merger of a wholly-owned subsidiary of UniverCell into DBI. In the merger each twenty five outstanding shares of common stock of UniverCell will be changed into one share of Univercell, and the shareholders of DBI will receive shares of UniverCell common stock for their DBI shares expected to represent 70.5% of UniverCell’s common stock, on a fully-diluted basis, following the merger.

The proposed merger is subject to certain customary conditions, including UniverCell and Daytona Brands receiving regulatory approval. Upon satisfaction of the requirements by both parties, the merger will become effective.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1
Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERCELL HOLDINGS, INC.

By:	/s/ Sean Fulda
Sean Fulda
President
May 24, 2006